Cross Borders Resources POS AM

Exhibit 5.1

Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1901 (212) 818-8800
facsimile		direct dial number
(212) 818-8881

April 15, 2013

Cross Border Resources, Inc.
2515 McKinney Avenue, Suite 900
Dallas, Texas 75201

Re:	Registration Statement

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) and prospectus contained therein (the “Prospectus”), originally filed with the Securities and Exchange Commission on July 25, 2011 by Cross Border Resources, Inc. (“Company”), a Nevada corporation, under the Securities Act of 1933, as amended, with respect to up to 7,209,375 shares of common stock, par value $.001 per share, which includes 3,606,250 outstanding shares (the “Issued Shares”) and 3,603,125 shares are issuable upon exercise of outstanding warrants (the “Warrant Shares,” together with the Issued Shares, the “Shares”), to be offered for resale by certain holders thereof (“Selling Stockholders”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, it is our opinion that the Shares, held by the Selling Stockholders, have been duly authorized and (i) the Issued Shares have been validly issued and are fully paid and non-assessable and (ii) when issued, sold and paid for in accordance with the exercise of the warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Nevada corporate law.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller